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                                                                   EXHIBIT 10(c)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account A and included in the Prospectus included in Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company, File Nos. 33-43773 and 33-45379.

                                          By:     /s/ BARRY G. SKOLNICK
                                            ------------------------------------
                                                  Barry G. Skolnick, Esq.
                                             Senior Vice President and General
                                                           Counsel

April 22, 2002